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                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated November 22, 2002, relating to the financial statements and financial highlights which appears in the September 30, 2002 Annual Report to the Board of Trustees and Shareholders of the SEI Institutional International Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, PA
January 24, 2003